UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2012

Banks.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	001-33074	59-3234205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Market Street, Suite 2200

San Francisco, CA 94105

(Address of Principal Executive Offices, including Zip Code)

(415) 962-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 27, 2012, Banks.com, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”) to consider and vote on a proposal to (1) adopt the Agreement and Plan of Merger dated as of February 26, 2012, as amended June 5, 2012 (the “Merger Agreement”), by and among the Company, Remark Media, Inc. (“Remark Media”) and Remark Florida, Inc. (“Merger Sub”), a direct wholly-owned subsidiary of Remark Media, pursuant to which Merger Sub will merge with and into the Company (the “Merger”) and the Company will survive the merger as a wholly-owned subsidiary of Remark Media, and (2) approve the Merger and other transactions contemplated by the Merger Agreement.

At the close of business on the record date, April 20, 2012, the Company had 26,003,009 shares of common stock and 3,000,000 shares of preferred stock outstanding and entitled to vote.

At the Special Meeting, the Company’s shareholders voted on the following:

1.	Approval of the Merger Agreement and the Merger:

Number of Common Votes For	Number of Common Votes Against	Abstentions	Broker Non-Votes
14,975,797	144,630	8,239	0

Number of Preferred Votes For	Number of Preferred Votes Against	Abstentions	Broker Non-Votes
3,000,000	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banks.com, Inc.

Date: June 28, 2012	By:	/s/ Daniel O’ Donnell
	Name:	Daniel O’ Donnell
	Title:	Chief Executive Officer

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